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                                                                    EXHIBIT 10.B


                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of the __ day of August, 1997 (the "Effective Date"), by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation ("Equitable"), and EML ASSOCIATES, a New York general partnership ("EML") (Equitable and EML together called "Seller"), having its home office at 1290 Avenue of the Americas, New York, New York 10104 and TALISMAN BROOKDALE L.L.C., a Delaware limited liability company ("Purchaser"), having an office c/o The Schlesinger Companies, at 1500 San Remo Avenue, Suite 185A, Coral Gables, Florida 33146.

                              W I T N E S S E T H:


                                    ARTICLE I


                                PURCHASE AND SALE


         1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

                  (a) that certain tract or parcel of land situated in Henepin County, Minnesota, more particularly described on Exhibit A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys, rights-of-way, strips, gores, privileges, easements, and appurtenances pertaining thereto, and any unpaid award for any taking by condemnation or any damage thereto or by reason of a change in the grade of any street or highway (the property described in clause (a) of this Section
         1.1 being herein referred to collectively as the "Land");

                  (b) all of Seller's right, title and interest in and to the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, the enclosed mall building containing approximately 200,000 square feet of gross leasable area and known as "Brookdale Center" (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "Improvements");

                  (c) all of Seller's right, title and interest in and to all tangible personal property upon the Land or within the Improvements, including specifically, without limitation, appliances, machinery, equipment, signage, furniture, carpeting, draperies and curtains,




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         tools and supplies, and other items of personal property (excluding cash and proprietary software and electronic work product) used exclusively in connection with the operation of the Land and any replacements to any of the same, and the Improvements (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "Personal Property");

                  (d) all of Seller's right, title and interest in and to all agreements listed and described on Exhibit B (the "Lease Schedule") attached hereto and made a part hereof, pursuant to which any portion of the Land or Improvements is used or occupied by anyone other than Seller (the property described in clause (d) of this Section 1.1 being herein referred to collectively as the "Leases");

                  (e) all of Seller's right, title and interest in and to all agreements, if any, described in the Title Commitment (as hereinafter defined) relating to the rights and obligations of Seller and the other owners of the anchor stores in the shopping center (the "Anchors") (the property described in clause (e) of this Section 1.1 being herein referred to collectively as the "Operating Agreements");

                  (f)      all of Seller's right, title and interest in and to
         (i) all assignable contracts and agreements (collectively, the "Service Contracts") listed and described on Exhibit O (the "Service Contracts Schedule") attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the date of Closing (as such term is defined in Section 4.1 hereof), including specifically, without limitation, all assignable equipment leases, (ii) all assignable existing warranties and guaranties (expressed or implied) issued to Seller in connection with the Improvements or the Personal Property, and (iii) the right to use the name "Brookdale Mall," and (iv) any other agreements relating to the Center in which Seller has an interest and which Purchaser may elect to assume (the property described in this Section 1.1(f) being sometimes herein referred to collectively as the "Intangibles"); and

                  (g) all of Seller's right, title and interest, if any, in and to governmental permits, certificates, licenses, authorizations, approvals, and variances relating to the ownership and operation of the Property, only to the extent same are assignable (the "Permits").


         1.2 Property Defined. The Land, the Improvements, the Personal Property, the Leases, the Operating Agreements, the Intangibles, and the Permits are hereinafter sometimes referred to collectively as the "Property." Property does not include Seller's right, title and interest in any real estate tax refund with respect to the Land and Improvements for periods prior to Closing.





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         1.3.     Permitted Exceptions. The Property shall be conveyed subject only to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the "Permitted Exceptions").

         1.4 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) (the "Purchase Price").

         1.5 Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing.

         1.6 Earnest Money. Within two (2) business days after the execution and delivery of this Agreement, Purchaser shall deposit with Guaranty Title, Inc., as agent for Lawyers Title Insurance Company, having its office at 330 Second Ave. South, Suite 750, Minneapolis, Minnesota; Attention: Thomas McMannis (the "Escrow Agent"), the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Earnest Money") in good funds, either by certified bank or cashier's check or by federal wire transfer. The Escrow Agent shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions of an escrow agreement entered into among Seller, Purchaser and Escrow Agent simultaneously with the execution of this Agreement. All interest accruing on such sum shall become a part of the Earnest Money and shall be credited against the Purchase Price upon closing and/or shall be distributed as Earnest Money in accordance with the terms of this Agreement.


                                   ARTICLE II

                                TITLE AND SURVEY

         2.1 Title Examination; Commitment for Title Insurance. Purchaser shall have until seven (7) business days after receipt of the Title Commitment and the Survey (as such terms are defined below), but in no event later than September 30, 1997 (the "Title Inspection Period") to examine title to the Property. During the Title Inspection Period, Purchaser shall obtain from Lawyers Title Insurance Corporation or, at Purchaser's election, First American Title Insurance Company (the "Title Company") at Purchaser's expense, an ALTA title insurance commitment (the "Title Commitment") covering the Property, showing all matters affecting title to the Property and binding the Title Company to issue at Closing an Owner's Policy of Title Insurance in the full amount of the Purchase Price pursuant to Section 2.4 hereof. Purchaser shall instruct the Title Company to deliver, upon completion, to Purchaser, Seller and the surveyor described in Section 2.2 below copies of the Title Commitment and copies of all instruments referenced in Schedule B and Schedule C thereof.

         2.2 Survey. Prior to the expiration of the Title Inspection Period, Purchaser shall, at Purchaser's expense, employ a reputable surveyor or surveying firm, licensed by the state in



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which the Property is located, to survey the Property and prepare and deliver, upon completion, to Purchaser, the Title Company and Seller an ALTA survey thereof (the "Survey") reflecting the total area of the Property, the location of all improvements, recorded easements and encroachments, if any, located thereon and all building and set back lines and other matters of record with respect thereto.

         2.3 Title Objections; Cure of Title Objections. Purchaser shall have until the expiration of the Title Inspection Period to notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment or the Survey. Any item contained in the Title Commitment or any matter shown on the Survey to which Purchaser does not object during the Title Inspection Period shall be deemed a Permitted Exception. In the event Purchaser shall notify Seller of objections to title or to matters shown on the Survey prior to the expiration of the Title Inspection Period, Seller shall have the right, but not the obligation, to cure such objections; provided, however, Seller shall be obligated to cure any objections relating to financing instruments executed, assumed or taken subject to by Seller, mortgages, mechanics liens resulting from contracts let by Seller or its agents (specifically excluding any mechanics liens resulting from the acts or omissions of any tenants). Within ten (10) days after receipt of Purchaser's notice of objections, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections as to which Seller does not have an obligation to cure. If Seller elects to attempt to cure, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, Seller shall have until the date of Closing to attempt to remove, satisfy or cure the same and for this purpose Seller shall be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall the adjournment exceed sixty (60) days after the date for Closing set forth in
Section 4.1 hereof, provided such adjournment does not cause a material adverse effect upon the closing conditions or financing terms of any commitment for financing obtained by Purchaser, it being understood, however, that Purchaser's obligations hereunder are not conditioned upon Purchaser obtaining financing. If Seller elects not to cure any objections specified in Purchaser's notice as to which Seller does not have an obligation to cure, or if Seller is unable to effect a cure prior to the Closing (or any date to which the Closing has been adjourned), Purchaser shall have the following options: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure, and without reduction of the Purchase Price (except as to objections that Seller has an obligation to cure as described above); or (ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Seller notifies Purchaser that Seller does not intend to attempt to cure any title objection as to which it has no obligation to cure; or if, having commenced attempts to cure any objection, Seller later notifies Purchaser that Seller will be unable to effect a cure thereof; Purchaser shall, within five (5) business days after such notice has been given, notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (i) or to terminate this Agreement under clause
(ii).



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         2.4      Conveyance of Title. At Closing, Seller shall convey and
transfer to Purchaser such title to the Property as will enable the Title Company to issue to Purchaser, at Purchaser's expense, an ALTA Owner's Policy of Title Insurance (the "Title Policy") covering the Land and Improvements, in the full amount of the Purchase Price. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject only to the following matters, which shall be deemed to be Permitted Exceptions:

                  (a) the rights of tenants under the Leases and any new Leases entered into between the Effective Date and Closing and, where required, approved by Purchaser in accordance with the terms of this Agreement;

                  (b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing;

                  (c) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

                  (d)      the Operating Agreements; and

                  (e) items appearing of record or shown on the Survey and, in either case, not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Sections 2.3 or 2.5 hereof.

         2.5 Pre-Closing "Gap" Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title first raised by the Title Company or the Surveyor between (a) the effective date of the Title Commitment referred to above, and (b) the date on which the transaction contemplated herein is scheduled to close. With respect to any objections to title set forth in such notice, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser before the expiration of the Title Inspection Period. If Seller is required to or elects to attempt to cure any such matters, the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed sixty (60) days after the date for Closing set forth in Section 4.1 hereof, provided such extension does not void or materially alter any financing secured or to be secured by Purchaser, it being understood, however, that Purchaser's obligations hereunder are not conditioned upon Purchaser obtaining financing.




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                                   ARTICLE III

                                INSPECTION PERIOD

         3.1 Right of Inspection. During the period beginning as of July 18, 1997 and ending at 5:00 p.m. (local time at the Property) on September 15, 1997 (the "Inspection Period"), and thereafter until Closing, Purchaser shall have the right to make a physical inspection of the Property, to perform non-invasive tests on the Property and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, maintenance and/or management of the Property, including, without limitation, the Leases, lease files, Operating Agreements, Service Contracts, Records (as defined below), Permits, insurance policies, bills, real estate tax bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, engineering reports, environmental audits and similar materials, but excluding materials not directly related to the leasing, maintenance and/or management of the Property such as Seller's internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary or confidential information. Purchaser understands and agrees that any on-site inspections or testing of the Property shall be conducted upon at least twenty-four (24) hours' prior written notice to Seller and in the presence of Seller or its representative (if the same are available). Any such inspections and testing shall be performed by companies selected by Purchaser and approved by Seller, which approval shall not be unreasonably withheld or delayed. Upon request, Seller shall furnish to Purchaser such written requests and/or authorizations as Purchaser and its agents may reasonably require to make inquiry with respect to the Property. Purchaser agrees to repair any damage to the Property and to indemnify Seller against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys' fees actually incurred) damages or injuries arising out of or resulting from the inspection or testing of the Property by Purchaser or its consultants or agents, and notwithstanding anything to the contrary in this Agreement, such obligation to repair and to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement. Purchaser shall maintain and shall ensure that Purchaser's consultants maintain public liability and property damage insurance in the amount of $1,000,000 and in form and substance adequate to insure against all liability of Purchaser and its consultants, respectively, and each of its agents, employees or contractors, arising out of the inspections or testing. All inspections and testing shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted so as not to interfere unreasonably with use of the Property by Seller or its tenants.

         3.2 Environmental Termination. Seller agrees that in the event Purchaser determines that the environmental condition of the Property either (i) is not in material compliance with all applicable environmental laws, which determination shall be based solely on an environmental report prepared by Purchaser's environmental consultant or (ii) renders alterations to the Improvements unduly expensive in Purchaser's reasonable judgement, Purchaser shall have the right to terminate this Agreement by giving written notice thereof, together with a copy of said environmental report, to Seller prior to the expiration of the Inspection Period. If Purchaser gives



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such notice of termination within the Inspection Period and such report indicates that the Property is not in material compliance with all applicable environmental laws, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. Time is of the essence with respect to the provisions of this Section 3.2. If Purchaser fails to give Seller a notice of termination and a copy of said environmental report prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this Section 3.2 and (subject to the provisions of Sections 2.5 and 4.6) and shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement.

                                   ARTICLE IV

                                     CLOSING

         4.1 Time and Place. The consummation of the transaction contemplated hereby ("Closing") shall be held at the offices of Seller's counsel, Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois, or Purchaser's lender if necessary, at 10:00 a.m. on a date mutually agreed to by Seller or Purchaser, but in no event later than the first business day after sixty (60) days following the Effective Date. Purchaser shall have the right to extend the date of Closing by up to thirty (30) days by giving Seller notice thereof on or before the first business day after forty-five (45) days after the Effective Date, and depositing with Escrow Agent, on the date such notice is given, an additional Earnest Money deposit of $250,000. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively,
Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions.

         4.2      Seller's Obligations at Closing.  At Closing, Seller shall:

                  (a) deliver to Purchaser a duly executed limited warranty deed (the "Deed") in recordable form, conveying the Land and Improvements, subject only to the Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;

                  (b) deliver to Purchaser a duly executed bill of sale conveying the Personal Property with limited warranty of title but without warranty, expressed or implied, as to merchantability and fitness for any purpose;

                  (c) assign to Purchaser, and Purchaser shall assume, the landlord/lessor interest in and to the Leases by duly executed assignment and assumption agreement pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining to the Leases arising prior to Closing and
         (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining to the Leases arising from and after the Closing, including without limitation, claims made by tenants with respect to tenants' security deposits to the extent paid, credited or assigned to Purchaser;



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                  (d)      assign to Purchaser, and Purchaser shall assume, the
         Seller's interest in and to any Operating Agreements by duly executed assignment and assumption agreement pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining to the Operating Agreements arising prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining to the Operating Agreements arising from and after the Closing;

                  (e) to the extent assignable, assign to Purchaser, and Purchaser shall assume, Seller's interest in the Service Contracts and the other Intangibles by duly executed assignment and assumption agreement pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining to the Service Contracts or the other Intangibles arising prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining to the Service Contracts or the other Intangibles arising from and after the Closing;

                  (f) deliver to Purchaser such Anchor Estoppels and Tenant Estoppels (both as defined in Section 5.4(b) hereof) received by Seller;

                  (g) join with Purchaser to execute a notice in form and content reasonably satisfactory to Purchaser and Seller which Purchaser shall send to each tenant under each of the Leases and Anchor informing such tenant and Anchor of the sale of the Property and of the assignment to Purchaser of Seller's interest in, and obligations under, the Leases (including, if applicable any security deposits) and the Operating Agreement, as applicable, and directing that all rent and other sums payable after the Closing under each such Lease or Operating Agreement shall be paid as set forth in the notice;

                  (h) deliver to Purchaser a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date of Closing (with appropriate modifications of those representations and warranties made in Section 5.1 hereof to reflect any changes therein including without limitation any changes resulting from actions under Section 5.4 hereof) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change, which change shall be subject to the provisions of Section 4.6(b) below, if applicable, and provided no such change dealing with issues unrelated to the rental income of the Property shall have a material adverse effect upon the Property. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and
         (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent, provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser, constitute the non-



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         fulfillment of the condition set forth in Section 4.6(b); if, despite changes or other matters described in such certificate, the Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

                  (i) deliver to Purchaser such evidence as Purchaser's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

                  (j) deliver to Purchaser an affidavit duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

                  (k) deliver to Purchaser the original (to the extent available, and if not available, copies thereof certified by Seller as being the true, correct and complete copy of the) Leases, Operating Agreements, Service Contracts and licenses and Permits, if any, in the possession of Seller or Seller's agents, together with copies of such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property. Purchaser shall cooperate with Seller for a period of seven (7) years after Closing in case of Seller's need in response to any legal requirement, a tax audit, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies, at Seller's sole cost and expense, of any and all instruments, files and records, which right shall survive the Closing;

                  (l) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions in its present condition excepting casualty and condemnation (subject to the provisions of Article VII below), reasonable wear and tear and natural deterioration between the date hereof and Closing;

                  (m) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement;

                  (n) Exhibits updating Exhibits B, G, and H certified by Seller in accordance with this Agreement with respect to each of the Leases, which in effect updates all of the information contained in said Exhibits;

                  (o) Keys to all locks on the Property which Seller has in its possession or control;

                  (p) A credit to Purchaser of the amount of any net adjustments in favor of Purchaser;



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                  (q)      All other deliveries required to be made at the
         Closing by Seller to Purchaser pursuant to the terms of this Agreement;

                  (r) Seller's ALTA Statement in the form required by the Title Company;

                  (s) Any consents, approvals or notices as are necessary in connection with the transfer of the Properties under the Leases and/or Operating Agreements; and

                  (t) deliver to Purchaser originals (to the extent available) of all surveys, site plans, building plans, specifications, as-built drawings, and operating manuals to the extent the same are in Seller's or Seller's agents' possession and all other books, records, files and other documents, relating to the day to day operations of the Property (collectively, the "Records").

         4.3 Purchaser's Obligations at Closing. At Closing, Purchaser shall:

                  (a) pay to Seller the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to
         Section 1.5 above, it being agreed that at Closing the Earnest Money shall be delivered to Seller and applied towards payment of the Purchase Price;

                  (b) join Seller in execution of the instruments described in Sections 4.2(c), 4.2(d), 4.2(e), and 4.2(g) above;

                  (c) deliver to Seller a letter duly executed by Purchaser, confirming that Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and, in the event Purchaser is unable or unwilling to make such a representation, Purchaser shall be deemed to be in default hereunder, and Seller shall have the right to terminate this Agreement and to receive and retain the Earnest Money;

                  (d) deliver to Seller such evidence as Seller's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

                  (e) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

         4.4      Credits and Prorations.

                  (a) The following shall be apportioned with respect to the Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:



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                           (i)      rents, if any, as and when collected (the
                           term "rents" as used in this Agreement includes all payments due and payable by tenants under the Leases);

                           (ii) taxes (including personal property taxes on the Personal Property) and assessments levied against the Property which are not then due and payable ("Taxes"), other than Taxes which are payable directly to the taxing authority by tenants under their respective Leases;

                           (iii) payments under the Operating Agreements and the Service Contracts;

                           (iv) gas, electricity and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (but not more than 60 days prior to Closing); and

                           (v) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.

                  (b) Notwithstanding anything contained in the foregoing provisions:

                           (i) At Closing, (A) Seller shall, at Seller's option, either deliver to Purchaser any security deposits actually held by Seller pursuant to the Leases or credit to the account of Purchaser the amount of such security deposits (to the extent such security deposits are not applied against delinquent rents or otherwise as provided in the Leases and noted on Exhibit B, provided however that said security deposits shall not be applied against delinquent rents relating to the month in which the Closing occurs unless the subject Tenant has vacated its premises (Seller shall provide Purchaser with notice of its intent to apply any security deposits against any delinquent rents), and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at Seller's option, Seller shall be entitled to receive and retain such refundable cash and deposits.

                           (ii) Any Taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If Taxes for the current year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such Taxes which relates to the period before Closing and Purchaser shall pay the Taxes prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual

                           Taxes for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing.

                           (iii) Charges referred to in Section 4.4(a) above which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid, and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, Purchaser shall credit to Seller an amount equal to all such charges so paid by Seller.

                           (iv) As to gas, electricity and other utility charges referred to in Section 4.4(a)(iv) above, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the Closing.

                           (v) Purchaser shall be responsible for the payment of (A) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) (1) as a result of any renewals or expansions of existing Leases, which are approved or deemed approved in accordance with Section 5.4 hereof, between the Effective Date and the date of Closing, and (2) under any new Leases, approved or deemed approved in accordance with Section 5.4 hereof, entered into between the Effective Date and the date of Closing, (B) all Tenant Inducement Costs which become due and payable from and after the date of Closing pursuant to the Leases and any new Lease(s) entered into after the Effective Date, which are approved or deemed approved pursuant to Section 5.4(d) and (C) leasing commissions which become due and payable from and after the date of Closing but only to the extent payable pursuant to commission agreements referenced on Exhibit G (except as expressly provided in Section 5.4(d). If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. For purposes hereof, the term "Tenant Inducement Costs" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design and refurbishment allowances. The term "Tenant Inducement Costs" shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the date of Closing. Nothwithstanding the foregoing, Seller shall be responsible for all Tenant Inducement Costs which become due and payable until the date of Closing pursuant to the express terms and provisions of any Leases in existence as of the Effective Date except that Purchaser shall reimburse Seller for the tenant improvement allowance provided to Twinstown in the amount of $45,000.

                           (vi) Unpaid and delinquent rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that all rent received by Seller or Purchaser after the date of Closing shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Purchaser will make a good faith effort after Closing to collect all rents in the usual course of Purchaser's operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent rents. In the event that there shall be any rents or other charges under any Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as reimbursements for real estate taxes and year end common area expense reimbursements and the like), then any rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller's portion thereof shall be remitted promptly to Seller by Purchaser.

                           (vii) With respect to percentage rents, upon receipt by Purchaser, Purchaser shall furnish to Seller copies of all sales reports received from tenants relative thereto, including, without limitation, all sales reports with respect to any tenants whose lease years have expired as of the Closing but whose sales reports were not available on Closing and sales reports of any tenants whose lease year expires after the Closing, and the amount of any percentage rents, payable by any tenant in accordance with such tenant's Lease. Purchaser shall promptly pay to Seller a pro-rata portion of such percentage rents based upon apportionment being made as of the Closing, promptly after the date when such percentage rents are received from the tenant.

                  (c)      The provisions of this Section 4.4 shall survive
                           Closing.

         4.5 Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction (b) one-half (1/2) of any escrow fee which may be charged by the Escrow Agent or Title Company and (c) one-half (1/2) of any transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property. Purchaser shall pay:
(t) the fees of any counsel representing Purchaser in connection with this transaction; (u) the fee for the title examination and the Title Commitment and the premium for the Owner's Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing; (v) the cost of the Survey; (w) the fees for recording the deed conveying the Property to Purchaser; (x) one-half (1/2) of any transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property and (z) one-half (1/2) of any escrow fees charged by the Escrow Agent or Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

         4.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be specifically waived in writing by Purchaser in its sole discretion:

                  (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in
         Section 4.2.

                  (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects when made and as of the date of Closing (with appropriate modifications permitted under this Agreement); provided, however, that, notwithstanding the provisions of Section 4.2(h) above, this condition shall not be satisfied if such modification(s) to Seller's representations and warranties discloses that the net operating income of the Property would decrease by a factor of more than ten percent (10%) on an annualized basis excluding the effect of any Lease(s) which have terminated pursuant to its terms and not as a result of Seller's default thereunder. Notwithstanding that any representation may be qualified as being "to the knowledge of Seller" or a similar qualification, it shall be a condition precedent that the facts underlying any representation be materially true and correct in all material respects without qualification on the Closing Date and such failure shall not have a material adverse effect on Purchaser.

                  (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing or any failure to perform shall not have a material adverse effect on Purchaser.

                  (f) Purchaser shall have received such Anchor Estoppels and Tenant Estoppels (both as defined in Section 5.4(b) hereof) each dated no earlier than September 17, 1997, as are in Seller's possession, but in no event less than the following:

                           (1) Anchor Estoppels from all of the Anchors under their Leases and Operating Agreements (to the extent the same are in full force and effect and not terminated) indicating an absence of material defaults and otherwise in material conformance with the applicable Lease previously delivered to Purchaser; and

                           (2)      Tenant Estoppels from any entities
                           controlled by "The Limited" and such other Tenants whose aggregate net rental income accounts for 80% of the net income of the Property (including the income related to the Anchors and the Limited entities) each indicating an absence of material defaults and otherwise in material conformance with the applicable Lease previously delivered to Purchaser; provided, however, if Purchaser has not received the requisite number of Tenant Estoppels by Closing, Seller shall have the right, but not the obligation, to satisfy this condition by delivering to Purchaser the remaining Tenant Estoppels executed by Seller (the "Seller Estoppel") to make up the requisite number of Tenant Estoppels. Seller's obligations under any Seller Estoppels shall survive the Closing for a period of two hundred and seventy (270) days; provided, however, no claim for a breach under any Seller Estoppel may be made (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said two hundred and seventy (270) day period and an action shall have been commenced by Purchaser against Seller within three hundred (300) days of Closing. Notwithstanding the forgoing, if, after the Closing, Purchaser receives a Tenant Estoppel from a Tenant for which Seller delivered a Seller Estoppel, Seller's obligations under such Seller Estoppel shall terminate except to the extent Seller's Estoppel differs from such Tenant Estoppel.

                  (g) The Anchor Leases are in full force and effect at Closing.

In the event any of the foregoing conditions are not fulfilled or specifically waived in writing by Purchaser by Closing and Purchaser does not proceed to Closing, Purchaser shall have the option, as its sole and exclusive remedy, either to (i) terminate this Agreement and the Earnest Money shall be returned to Purchaser, (ii) waive said condition(s) and proceed to Closing without abatement to the Purchase Price, or (iii) if Seller failed to perform its obligations under this Agreement in accordance with Sections 4.6(a) and (c) above, to specifically enforce this Agreement without abatement of the Purchase Price.

         4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

                  (a) Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

                  (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.

                  (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing or such failure shall not have a material adverse effect on Seller.

                  (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing or any failure to perform shall not have a material adverse effect Seller.


In the event any of the foregoing conditions are not fulfilled or specifically waived in writing by Seller by Closing and Seller does not proceed to Closing, Seller shall have the option to terminate this Agreement and enforce such other remedy, if applicable, as expressly provided in Section 6.1 hereof.


                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective
Date:

                  (a) Organization and Authority. Seller has been duly organized and is validly existing under the laws of the State of New York. Seller has the full right and authority to enter into this Agreement and, subject to the provisions of Section 10.6 hereof, to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The persons signing this Agreement on behalf of Seller are authorized to do so.

                  (b) Pending Actions. To Seller's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding threatened or pending against the Seller, the Property or the transaction contemplated by this Agreement, which, if adversely determined, could individually or in the aggregate have a material adverse effect on title to the Property or any portion thereof or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement or which would otherwise materially and adversely affect the Property.

                  (c)      Leases.

                           (1) Seller is the lessor or landlord or the successor lessor or landlord under the Leases. Except as set forth in the Lease Schedule, to Seller's knowledge, (i) there are no other leases or occupancy agreements to which Seller is a party affecting the Property, (ii) such Leases are in full force and effect, (iii) represent the entire agreement between the parties, and (iv) have not been modified, amended or extended except pursuant to instruments previously delivered to Purchaser. Except as otherwise set forth in the Leases, to Seller's knowledge, no presently effective rent concessions have been given to any tenants and no rent has been paid in advance by any tenants respecting a period subsequent to the Closing. To Seller's knowledge, Seller has previously delivered or made available to Purchaser true, correct and complete copies of the Leases described on Exhibit B attached hereto.

                           (2) Except as disclosed to Purchaser on Exhibit H, no tenants have asserted in writing any claims, defenses or offsets to rent accruing from and after the date of Closing. To Seller's knowledge, except as disclosed to Purchaser on Exhibit H, no material default, delinquency or breach exists on the part of any tenant. There are no material defaults or breaches on the part of the landlord under any Lease. Notwithstanding anything to the contrary contained in this Agreement, Seller does not represent or warrant that any particular Lease will be in force or effect at Closing or that the tenants under the Leases will have performed their obligations thereunder. Except to the extent provided in
                  Section 4.6(f) above, the termination of any Lease prior to Closing by reason of the tenant's default shall not affect the obligations of Purchaser under this Agreement in any manner or in any event entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Purchaser, other than the right to terminate this Agreement as expressly provided in Section 4.6 above.

                  (d) Lease Brokerage. To Seller's knowledge, there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property other than as disclosed in Exhibit G.

                  (e) No Violations. To Seller's knowledge, Seller has not received prior to the Effective Date any written notification from any governmental or public authority (i) that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning laws where such violation remains outstanding and, if unaddressed, would have a material adverse effect on the use of the Property as currently owned and operated or (ii) that any work is required to be done upon or in connection with the Property, where such work remains outstanding and, if unaddressed, would have a material adverse effect on the use of the Property as currently owned and operated.

                  (f) Taxes and Assessments. True and complete copies of the most recent real estate tax bills for the Property have been delivered to Purchaser. Except as disclosed to Purchaser in writing, no unpaid special assessments have been levied against the Property nor, to the knowledge of Seller, are there any proposed special assessments against the Property presently pending or threatened.

                  (g) Condemnation, Etc. To Seller's knowledge, no condemnation proceedings relating to the Property are pending or threatened.

                  (h) Insurance. To Seller's knowledge, Seller has not received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Property or any part or component thereof that would materially and adversely affect the insurability of the Property or cause any material increase in the premiums for insurance for the Property that have not been cured or repaired.

                  (i) Environmental Matters. Except as set forth in any environmental assessment reports in Seller's possession, disclosed to Purchaser and identified in Exhibit I (collectively, "Seller's Environmental Reports"), to Seller's knowledge, Seller has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of environmental statutes, ordinances or regulations affecting the Property. As used herein, "Hazardous Substances" means all hazardous or toxic materials, substances, pollutants, contaminants, or wastes currently identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as "CERCLA"), as amended, the Superfund Amendments and Reauthorization Act (commonly known as "SARA"), the Resource Conservation and Recovery Act (commonly known as "RCRA"), or any other federal, state or local legislation or ordinances applicable to the Property.

                  (j) Agreements. Seller has entered into no agreements with governmental authorities, agencies, quasi-governmental entities, or utility companies which affect the Property or, upon closing, would affect Purchaser or the Property except for month-to-month agreements for utilities.

         5.2 Knowledge Defined. References to the "knowledge" of Seller shall refer only to the actual knowledge of the Designated Employees (as hereinafter defined) of ERE Yarmouth, Seller's asset manager, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, ERE Yarmouth or any affiliate of either of them, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or ERE Yarmouth or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employees" shall refer to M. Gregory Moore, who has consulted with Sharon Paulson, the property manager.

         5.3 Survival of Seller's Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 as updated by the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(h) hereof and the terms contained in any Seller Estoppel delivered to Purchaser, shall survive Closing for a period of one hundred eighty (180) days. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, (b) unless the valid claims for all such breaches collectively aggregate more than Two Hundred Fifty Thousand Dollars ($250,000), in which event the full amount of such claims shall be actionable, and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said one hundred eight (180) day period (or such other period specifically provided for herein) and an action shall have been commenced by Purchaser against Seller within two hundred ten (210) days of Closing.

         5.4 Covenants of Seller. Seller hereby covenants with Purchaser as follows:

                  (a) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof.

                  (b) Seller shall use commercially reasonable efforts (but without obligation to incur any cost or expense) to obtain and deliver to Purchaser prior to Closing, a written estoppel certificate in the form of Exhibit E attached hereto and made a part hereof signed by each tenant occupying space in the Improvements with such modifications as are necessary to comport with the specific requirements of each Lease as requested by the Tenants thereunder. The signed certificates are referred to herein as the "Tenant Estoppels".

                  (c) Seller shall use commercially reasonable efforts (but without obligation to incur any cost or expense) to obtain and deliver to Purchaser prior to Closing a written estoppel certificate in the form of Exhibit F attached hereto and made a part hereof signed by each of the Anchors with such modifications as are necessary to comport with the specific requirements of each Anchor Lease as requested by any Anchor thereunder. The signed certificates are referred to herein as the "Anchor Estoppels".

                  (d) A copy of any renewal or expansion of an existing Lease or of any new Lease with a new or renewal term exceeding six (6) months (collectively "Long Term Lease") which Seller wishes to execute between the Effective Date and the date of Closing will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within ten (10) days after its receipt thereof of either its approval or disapproval, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. In the event Purchaser informs Seller that Purchaser does not approve the renewal or expansion of the existing Long Term Lease or the new Long Term Lease (which approval shall not be unreasonably withheld if the terms of such Long Term Lease, in Purchaser's reasonable judgement, are acceptable to Purchaser), Seller shall not enter into same. In the event Purchaser fails to notify Seller in writing of its approval or disapproval within the ten (10) day time period for such purpose set forth above, such failure shall be deemed the approval by Purchaser. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including legal fees, incurred by Seller pursuant to a renewal, an expansion or a new Long Term Lease approved (or deemed approved) by Purchaser. Seller shall have the unrestricted right to extend the term of any existing Lease by no more than six (6) months or to enter into any new Leases with terms less than six (6) months so long as Seller remains fully responsible for all Tenant Inducement Costs and leasing commissions associated with such non-Long Term Leases, including without limitation such Tenant Inducement Costs and leasing commissions which may become due after the Closing with respect to such non-Long Term Leases. Purchaser agrees to provide copies of all such non-Long Term Leases to Seller promptly after executing the same.

         5.5 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:

                  (a) Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA.

                  (b) Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser's obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.

                  (c) There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

         5.6 Survival of Purchaser's Representations and Warranties. The representation and warranties of Purchaser set forth in Section 5.5(a) shall survive Closing and shall be a continuing representation and warranty without limitation. All other representations and warranties of Purchaser shall survive Closing for one hundred eighty (180) days.

         5.7 Covenants of Purchaser. Purchaser hereby covenants with Seller that Purchaser shall, in connection with its investigation of the Property during the Inspection Period, inspect the Property for the presence of Hazardous Substances (as defined in Section 5.1(i) hereof), and shall furnish to Seller copies of any reports received by Purchaser in connection with any such inspection. Purchaser hereby assumes full responsibility for such inspections and, except for claims based on representations or warranties contained in
Section 5.1(i), irrevocably waives any claim against Seller arising from the presence of Hazardous Substances on the Property. Purchaser shall also furnish to Seller copies of any other reports received by Purchaser relating to any other inspections of the Property conducted on Purchaser's behalf, if any (including, specifically, without limitation, any reports analyzing compliance of the Property with the provisions of the Americans with Disabilities Act ("ADA"), 42 U.S.C. ss.12101, et seq., if applicable).


                                   ARTICLE VI

                                     DEFAULT

         6.1 Default by Purchaser. If Purchaser defaults for any reason other than Seller's default or the permitted termination of this Agreement by either Seller or Purchaser as herein expressly provided, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof.

         6.2 Default by Seller. In the event that Seller fails to consummate this Agreement for any reason other than Purchaser's default or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller's obligations under this Agreement without abatement of the Purchase Price. Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which Closing was to have occurred.


                                   ARTICLE VII

                                  RISK OF LOSS

         7.1 Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller's option, provided such insurance is sufficient to effectuate repairs completely, Seller assigns to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly, and if such repairs are not completed by the Closing Date, Purchaser shall have the option of either (i) extending the Closing Date by a reasonable time in order to allow for the completion of such repairs, or (ii) receiving a credit against the Purchase Price in an amount necessary to complete such repairs, which amount shall be determined by a contractor jointly selected by Purchaser and Seller. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller's insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

         7.2 Major Damage. In the event of a "major" loss or damage, Purchaser may terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement within ten (10) business days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller's insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

         7.3      Definition of "Major" Loss or Damage. For purposes of Sections
7.1 and 7.2, "major" loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than One Million Dollars ($1,000,000.00); (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property; (iii) any loss which allows an Anchor(s) or Tenant(s) whose combined rent is more than ten percent (10%) of the aggregate net income of the Property to terminate their Lease(s) or Operating Agreement(s), as applicable. Any related abatement of rental shall be subject to assignment of rent loss insurance proceeds. If Purchaser does not give notice to Seller of Purchaser's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.


                                  ARTICLE VIII

                                   COMMISSIONS

         8.1 Brokerage Commissions. Each party represents to the other that there has been no broker or finder engaged in connection with the sale of the Property other than The Wyndam Group, Inc. (the "Broker"). Purchaser agrees to pay any fee payable to Broker pursuant to a separate agreement between Purchaser and Broker. Each party agrees that should any claim be made for brokerage commissions or finder's fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this paragraph shall survive Closing.


                                   ARTICLE IX

                             DISCLAIMERS AND WAIVERS

         9.1 No Reliance on Documents. Except as expressly stated herein (including any documents referenced or described in the Exhibits attached hereto), Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that
(a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.

         9.2 DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S LIMITED WARRANTY OF
TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING

TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, AND EXCEPT AS OTHERWISE PROVIDED HEREIN, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S PARTNERS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S PARTNERS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.

         9.3 Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Property takes into account that the Property is being sold subject to the provisions of this Article IX. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the employees, consultants, accountants and attorneys of Purchaser provided that such persons agree in writing to treat such data and information confidentially, and may disclose the content as may be required in connection with any suit or proceeding, by law, or in connection with the financing of the Property, it being understood, however, that Purchaser's obligations hereunder are not conditioned upon Purchaser obtaining financing. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Earnest Money to Purchaser, such Earnest Money shall not be returned to Purchaser unless and until Purchaser has fulfilled its obligation to return to Seller the materials described in the preceding sentence. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 10.1 shall survive Closing.

         10.2 Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel.

         10.3 Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

         10.4 Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion; provided, however, Seller shall permit Purchaser to assign its rights under this Agreement under the following conditions: (i) Purchaser remains liable under the terms of this Agreement, (ii) James Schlesinger owns an interest in an entity which has an interest in such assignee, and (iii) any such assignee complies with the requirements of the following sentence. Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisor, create or otherwise cause a "prohibited transaction" under ERISA. In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a "prohibited transaction" under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to pursue any remedy available at law or in equity as a result of such assignment or transfer. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser without Seller's written approval, which approval may be given or withheld in Seller's sole discretion, shall constitute a default by Purchaser under this Agreement.

         10.5 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:


                                     If to Seller:

                                     c/o ERE Yarmouth
                                     5775-D Peachtree Dunwoody Road
                                     Suite 600
                                     Atlanta, Georgia  30342
                                     Attn.: M. Gregory Moore
                                     TELECOPY: (404) 705-5840


                  with a copy to:    ERE Yarmouth
                                     3424 Peachtree Road, N.E.
                                     Suite 800
                                     Atlanta, Georgia  30325
                                     Attn.: Sharon Riley
                                     TELECOPY: (404) 848-8905
                  and to:            The Equitable Life Assurance Society of the
                                              United States
                                     1290 Avenue of the Americas
                                     New York, New York  10104
                                     Attn.:    Corporate and Investments -- Law
                                               Department
                                     TELECOPY: (212) 314-3963


                  and to:            Katten Muchin & Zavis
                                     525 West Monroe Street
                                     Suite 1600
                                     Chicago, Illinois  60661
                                     Attn.:    Ira J. Swidler, Esq. and Scott E.
                                               Jordan, Esq.
                                     TELECOPY: (312) 577-8671


                  If to Purchaser:   Talisman Brookdale L.L.C.
                                     c/o The Schlesinger Companies
                                     1500 San Remo Avenue
                                     Suite 185A
                                     Coral Gables, Florida  33146
                                     Attn.: James A. Schlesinger
                                     TELECOPY: 305-662-9616


                  with a copy to:    Fischbein Badillo Wagner & Hardy
                                     909 Third Avenue
                                     New York, New York  10022
                                     Attn.: Robert W. Claeson, Esq.
                                     TELECOPY: 212-644-3601

         10.6 Binding Effect. This Agreement shall not be binding in any way upon Seller unless and until (a) Seller shall execute and deliver the same to Purchaser, (b) each stage of Seller's investment approval process has approved this transaction, and (c) Seller's Investment Committee has thereafter given its written approval thereof. If Seller has not given Purchaser written notice (the "Approval Notice") of such approvals on or before September 17, 1997 (the "Approval Deadline"), or if prior to the Approval Deadline Seller notifies Purchaser in writing that this Agreement has been disapproved by the persons or entities referred to in clauses (b) or (c) of the preceding sentence, then this Agreement shall be deemed terminated and Purchaser shall be entitled to the return of the Earnest Money. It is understood and agreed that at each stage of Seller's investment approval process, Seller or its investment advisor, ERE Yarmouth shall each have the right, in its unfettered discretion, to disapprove the transaction contemplated by this Agreement for any reason whatsoever, without obligation thereafter to proceed to the next stage of Seller's investment approval process. Seller's approval of this Agreement shall be evidenced only by both Seller's execution of this Agreement and Seller's sending of the Approval Notice to Purchaser prior to the Approval Deadline and, accordingly, Purchaser acknowledges and agrees that Purchaser cannot and will not rely upon any other statement or action of Seller or its representatives as evidence of Seller's approval of this Agreement or the subject matter hereof.


         10.7 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

         10.8 Tenant Notification Letters. Purchaser shall deliver to each and every tenant of the Property under a Lease thereof a signed statement acknowledging Purchaser's receipt and responsibility for each tenant's security deposit (to the extent delivered by Seller to Purchaser at Closing), if any, all in compliance with and pursuant to the applicable provisions of applicable law. The provisions of this paragraph shall survive Closing.

         10.9 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., local time.

         10.10 Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

         10.11 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

         10.12 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 10.12 shall survive Closing.

         10.13 Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

         10.14 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

         10.15 Applicable Law. This Agreement is performable in the state in which the Property is located and shall in all respects be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of such state. Seller and Purchaser hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the state in which the Property is located in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in the state in which the Property is located. Purchaser and Seller agree that the provisions of this section 10.15 shall survive the Closing of the transaction contemplated by this Agreement.

         10.16 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

         10.17 Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

                  (a)      Exhibit A -      Legal Description of the Land

                  (b)      Exhibit B -      Lease Schedule

                  (c)      Exhibit C -      Intentionally Deleted

                  (d)      Exhibit D -      Service Contracts Schedule

                  (e)      Exhibit E -      Tenant Estoppel Form

                  (f)      Exhibit F -      Anchor Estoppel Form

                  (g)      Exhibit G -      Leasing Commission Agreements

                  (h)      Exhibit H -      Notice of Tenant Defaults

                  (i)      Exhibit I -      Seller's Environmental Reports

         10.18 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

         10.19 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

         10.20 Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

         10.21 Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed: 3.1; 4.2(j); 4.4; 5.3; 5.6; 8.1; 9.3; 10.1; 10.8; 10.12;
10.15; 10.21; and 10.22.

         10.22 Attorneys' Fees. If there is any legal action or proceeding between Seller, on the one hand, and Purchaser, on the other, arising from or based on this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in or in connection with such action or proceeding, any appeal in connection therewith, and the enforcement of any relief granted therein. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment. This Paragraph shall survive the Closing or any termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

                                SELLER:

                                THE EQUITABLE LIFE ASSURANCE SOCIETY OF
                                THE UNITED STATES, a New York corporation


                                By:
                                    ---------------------------------
                                Name:
                                     --------------------------------
                                Title:
                                      -------------------------------


                                EML ASSOCIATES, a New York general partnership


                                By:  ML/EQ REAL ESTATE PORTFOLIO, LP,
                                     its Managing Venturer


                                By:  EREIM Managers Corp.,
                                     its Managing General Partner



                                     By:
                                         ----------------------------
                                     Name:
                                          ---------------------------
                                     Title:
                                            -------------------------



                                PURCHASER:

                                TALISMAN BROOKDALE, L.L.C., a Delaware
                                limited liability company


                                By:
                                    --------------------------------
                                     Name:
                                          --------------------------
                                     Title:
                                           -------------------------

                                    Exhibit A


                          LEGAL DESCRIPTION OF THE LAND


                                 [See Attached]

                                    Exhibit B


                                 LEASE SCHEDULE


                                 [See Attached]

                                    Exhibit C


                              INTENTIONALLY DELETED

                                    Exhibit D


                           SERVICE CONTRACTS SCHEDULE



                                 [See Attached]

                                    Exhibit E


                              TENANT ESTOPPEL FORM

TENANT:
         --------------------
TO:
         --------------------

RE:      BROOKDALE MALL, MINNEAPOLIS, MINNESOTA (THE "CENTER")

THIS IS TO CERTIFY THAT:

1. The undersigned is the "Tenant" under that certain Lease, dated ________________, 19__ (the "Lease") between Tenant and THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES and EML ASSOCIATES, as tenants in common, as successor to ________________________ ("Landlord"), covering those certain premises commonly known as Space No. ___ consisting of ____ square feet, in the Brookdale Mall, Minneapolis, Minnesota (the "Premises").

2. The Lease has not been modified, changed, altered, assigned, supplemented or amended in any respect, except as indicated below, (insert dates of all modifications, amendments, supplements or assignments; if none, state "none"), and the Lease is valid and in full force and effect on the date hereof.

         --------------------------

         --------------------------

         --------------------------


3. The Lease constitutes the entire agreement between Landlord and Tenant, and Tenant has no other agreements of any kind with Landlord except as stated in the Lease or in any amendments thereto specified above.

4. Tenant has accepted and now occupies the Premises. The Lease term commenced on _____________, 19__ and will expire on __________________.
         Tenant has options to renew the initial term of the Lease, each for a period of ____ years (if none, state "none").

5. Tenant has paid rent for the Premises for a period up to and including _________________, 1997. The fixed minimum rent payable by Tenant presently is $_____________ per month. No such rent has been-paid more than one (1) month in advance of its due date except as indicated below (if none, state "none"). Tenant's security deposit is $______________. Tenant has paid in full all other sums presently due and payable under the Lease.

6. No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, will constitute a default under the Lease on the part of the Tenant.

         To the best knowledge of Tenant, no event has occurred and no condition exist which, with the giving of notice or the lapse of time or both, will constitute a default under the Lease on the part of Landlord, and Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.

7. All conditions under the Lease to be performed by Landlord have been satisfied. All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant.

8. Tenant has no right or option whatsoever to purchase or otherwise acquire the Premises or any portion whereof, except as set forth in the Lease.

9. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant and realizes that Landlord is proposing to sell the Center and any proposed buyer and its lender shall be entitled to rely upon this certification by Tenant.

         Dated this __ day of _______________, 1997.

                                             TENANT:

                                             ---------------------

                                             By:
                                                ------------------
                                             Its:
                                                 -----------------

                                    Exhibit F

                              ANCHOR ESTOPPEL FORM

TENANT:
         ----------------------
TO:
         ----------------------

RE:      BROOKDALE MALL, MINNEAPOLIS, MINNESOTA (THE "CENTER")

THIS IS TO CERTIFY THAT:

1. The undersigned is the "Tenant" under that certain Lease, dated _____________________, 19 (the "Lease") between Tenant and THE
         EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES and EML ASSOCIATES, as tenants in common, as successor to _____________________ ("Landlord"), covering those certain premises commonly known as Space No. ___ consisting of _____ square feet, in the Brookdale Mall, Minneapolis, Minnesota (the "Premises").

2. The Lease has not been modified, changed, altered, assigned, supplemented or amended in any respect, except as indicated below, (insert dates of all modifications, amendments, supplements or assignments; if none, state "none"), and the Lease is valid and in full force and effect on the date hereof.

         --------------------------------

         --------------------------------

         --------------------------------

3. The Lease constitutes the entire agreement between Landlord and Tenant, and Tenant has no other agreements of any kind with Landlord except as stated in the Lease or in any amendments thereto specified above.

4. Tenant has accepted and now occupies the Premises. The Lease term commenced on _________________, 19__ and will expire on _________________. Tenant has ____ options to renew the initial term of the Lease, each for a period of ____ years (if none, state "none").

5. Tenant has paid rent for the Premises for a period up to and including ___________, 1997. The fixed minimum rent payable by Tenant presently is $_____________ per month. No such rent has been-paid more than one
         (1) month in advance of its due date except as indicated below (if none, state "none"). Tenant's security deposit is $________________. Tenant has paid in full all other sums presently due and payable under the Lease.

6. No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, will constitute a default under the Lease on the part of the Tenant. To the best knowledge of Tenant, no event has occurred and no condition exist which, with the giving of notice or the lapse of time or both, will constitute a default under the Lease on the part of Landlord, and Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.

7. All conditions under the Lease to be performed by Landlord have been satisfied. All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant.

8. Tenant has no right or option whatsoever to purchase or otherwise acquire the Premises or any portion whereof, except as set forth in the Lease.


9. [TO BE MODIFIED TO CONFORM WITH EACH DECLARATION AND/OR OPERATING AGREEMENT IN EFFECT] The undersigned is a party to that certain [Declaration of Restrictions and Grant of Easements and/or Operating Agreement] executed as of ______________ __, 19__, by _______________________, as Declarant (the "Declaration") and Tenant. The Declaration affects a portion of the Center.

10. The Declaration is in full force and effect except as set forth below, has not been amended or any respect.

         ----------------------------------

         ----------------------------------

         ----------------------------------


11. To Tenant's knowledge, no notice of default has been given to the Declarant, or to any successor in interest to the Declarant, which remains uncared. To Tenant's knowledge, _____________________ is the present record owner of the real property affected by the Declaration, is not in default under the Declaration and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.

12. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant and realizes that Landlord is proposing to sell the Center and any proposed buyer and its lender shall be entitled to rely upon this certification by Tenant. Moreover, Tenant hereby consents to the sale of the Center to such buyer and agrees that upon such sale, Landlord shall be relieved from all of its obligations arising under the Lease and the Declaration from and after the date of such sale provided such proposed buyer assumes all of such obligations.

         Dated this      day of                      , 1997.
                   -----       --------------------


                                             TENANT:

                                             -----------------------------


                                             By:
                                                 -------------------------
                                             Its:
                                                 -------------------------

                                    Exhibit G

                          Leasing Commission Agreements


None

                                    Exhibit H

                            Notice of Tenant Defaults


                                 [See Attached]

                                    Exhibit I

                         Seller's Environmental Reports



1. Phase I Environmental Site Assessment, prepared by Braun Intertec, January 15, 1977.

2.       Asbestos Testing, prepared by Hygeia, Inc., October 15, 1986.

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT


         THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made as of the 17th day of October, 1997, by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation ("Equitable"), and EML ASSOCIATES, a New York general partnership ("EML") (Equitable and EML together called "Seller"), having its home office at 1290 Avenue of the Americas, New York, New York 10104 and TALISMAN BROOKDALE L.L.C., a Delaware limited liability company ("Purchaser"), having an office c/o The Schlesinger Companies, at 1500 San Remo Avenue, Suite 185A, Coral Gables, Florida 33146.

                              W I T N E S S E T H:


         WHEREAS, Purchaser and Seller entered into that certain Purchase and Sale Agreement dated as of September 2, 1997, as amended by those certain letter agreements dated September 15 and 17, 1997 (collectively, the "Agreement"), whereby Seller agreed to sell and Purchaser agreed to purchase the enclosed mall building commonly known as "Brookdale Center" located in Henepin County, Minnesota and further described in the Agreement (collectively, the "Property").

         WHEREAS, the parties now desire to amend certain provisions contained in the Agreement pursuant to the terms and provisions contained in this Amendment.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


         1. Defined Terms. All terms not otherwise defined herein shall have the same meaning ascribed to them in the Agreement.

         2. Purchase Price. The Purchase Price shall be reduced by ONE HUNDRED SEVENTY THOUSAND AND NO/100 DOLLARS ($170,000.00) and shall now be TWENTY-FOUR MILLION EIGHT HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($24,830,000.00).

         3. Waiver of Environmental Termination. Purchaser has completed its inspection of the Property pursuant to Section 3.1 of the Agreement and hereby forever waives its right to terminate the Agreement in accordance with
Section 3.2 of the Agreement. Purchaser acknowledges and agrees that Seller shall have no liability whatsoever regarding any matters disclosed in that certain letter report dated September 25, 1997 from Aaron & Wright Technical Services Incorporated addressed to Mr. James Schlesinger of Talisman Companies, L.L.C. (the "Environmental Letter"). In consideration for the reduction in the Purchase Price as described in Section 2 above, Purchaser hereby agrees to indemnify, defend and hold Seller free and harmless from and against any losses, liabilities, claims, damages, costs or expenses (including, without limitation, reasonable attorneys fees and expenses) incurred or suffered by Seller with respect to the matters disclosed or addressed in the Environmental Letter, including, without limitation, any such losses, liabilities, claims, damages, costs or expenses arising out of Purchaser's remediation of any such matters. The definition of Seller's Environmental Reports in the Agreement shall include the Environmental Letter. The terms and provisions of this Section shall survive the closing indefinitely.

         4. Title and Survey. Subject to Seller's compliance with Item Nos. 1, 2, 3 and 4 described in the letter dated September 30, 1997 (the "Title Letter") from Scott Jordan of Katten Muchin & Zavis, Seller's counsel, to Purchaser, Purchaser hereby approves the status of the title to the Property as contained in the Commitment for Title Insurance dated July 15, 1997 issued by the Title Company as Case No. 43030 (the "Title Commitment") and the survey delivered under cover letter dated October 8, 1997 and prepared by C.E. Coulter & Associates, Inc. (the "Survey"), and all matters disclosed in the Title Commitment and the Survey (other than the matters described in the Title Letter) shall be Permitted Exceptions. Purchaser covenants to send Seller, its counsel, and the Title Company a copy of the Survey within three (3) business days.

         5. Extended Closing Date. Section 4.1 of the Agreement is hereby deleted in its entirety and the following language is substituted in lieu thereof:

                  "4.1     Time and Place. The consummation of the transaction
         contemplated hereby ("Closing") shall be held at the offices of Seller's counsel, Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois, or Purchaser's lender if necessary, at 10:00 a.m. on a date mutually agreed to by Seller or Purchaser, but in no event later than November 17, 1997. Purchaser shall deposit with Escrow Agent an additional $100,000 Ernest Money Deposit on or before November 22, 1997, time being of the essence. Purchaser shall have the right to extend the date of Closing until December 2, 1997 by giving Seller notice thereof on or before November 14, 1997, and depositing with Escrow Agent, on the date such notice is given, an additional Earnest Money deposit of $250,000. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and
         Section 4.3, the performance of which obligations shall be concurrent conditions."

         6. Entire Agreement. The Agreement, together with this Amendment and the Title Letter, contain the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter. No modification, waiver or amendment of the provisions of the Agreement, as modified by this Amendment and the Title Letter, shall be effective unless made in writing and signed by the parties hereto.

         7. Counterparts. This Amendment may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Amendment.

         8. Severability. If any provision of this Amendment is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Amendment shall nonetheless remain in full force and effect.

         9. Agreement in Full Force and Effect. Except as amended hereby, all of the terms and provisions of the Agreement shall remain in full force and effect.

         10. Facsimile Transmissions. Signed copies of this Amendment transmitted via facsimile shall be deemed original provided each party shall be obligated to send original executed copies of this Amendment to the other party within three (3) days from the date hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

                              SELLER:

                              THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                              UNITED STATES, a New York corporation


                              By:
                                 ------------------------------------
                              Name:
                                    ---------------------------------
                              Title:
                                    ---------------------------------


                              EML ASSOCIATES, a New York general partnership


                              By:  ML/EQ REAL ESTATE PORTFOLIO, LP,
                                   its Managing Venturer


                              By:  EREIM Managers Corp.,
                                   its Managing General Partner



                                   By:
                                      -----------------------------
                                   Name:
                                        ---------------------------
                                   Title:
                                         --------------------------

                                    PURCHASER:

                                    TALISMAN BROOKDALE, LLC, a Delaware limited liability company


                                    By:    BZA Brookdale Mall Corp, a managing
                                           member

                                         By:
                                                -----------------------------
                                         Name:
                                                -----------------------------
                                         Title:
                                                -----------------------------


                                    By:    CS Brookdale Realty Corp., a managing
                                           member

                                           By:
                                                 ----------------------------
                                           Name:
                                                 ----------------------------
                                           Title:
                                                 ----------------------------

                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT


         THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made as of the 14th day of November, 1997, by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation ("Equitable"), and EML ASSOCIATES, a New York general partnership ("EML") (Equitable and EML together called "Seller"), and TALISMAN BROOKDALE L.L.C., a Delaware limited liability company ("Purchaser").

                              W I T N E S S E T H:


         WHEREAS, Purchaser and Seller entered into that certain Purchase and Sale Agreement dated as of September 2, 1997, as amended by those certain letter agreements dated September 15 and 17, 1997 and that certain First Amendment to Purchase Agreement dated October 17, 1997 (collectively, the "Agreement"), whereby Seller agreed to sell and Purchaser agreed to purchase the enclosed mall building commonly known as "Brookdale Center" located in Henepin County, Minnesota and further described in the Agreement (collectively, the "Property").

         WHEREAS, the parties now desire to amend certain provisions contained in the Agreement pursuant to the terms and provisions contained in this Amendment.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


         1. Defined Terms. All terms not otherwise defined herein shall have the same meaning ascribed to them in the Agreement.

         2. Extended Closing Date. Section 4.1 of the Agreement is hereby deleted in its entirety and the following language is substituted in lieu thereof:

                  "4.1     Time and Place. The consummation of the transaction
         contemplated hereby ("Closing") shall be held at the offices of Seller's counsel, Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois, or Purchaser's lender if necessary, at 10:00 a.m. on November 25, 1997 (unless Purchaser and Seller agree otherwise); provided, however, Seller shall have the unilateral right to extend the date of Closing until December 2, 1997 by giving Purchaser notice thereof on or before November 21, 1997. Purchaser has deposited with Escrow Agent an additional $100,000 Ernest Money Deposit. At Closing, Seller and

         Purchaser shall perform the obligations set forth in, respectively,
         Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions."

         6. Entire Agreement. The Agreement, together with this Amendment, contain the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter. No modification, waiver or amendment of the provisions of the Agreement, as modified by this Amendment, shall be effective unless made in writing and signed by the parties hereto.

         7. Counterparts. This Amendment may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Amendment.

         8. Severability. If any provision of this Amendment is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Amendment shall nonetheless remain in full force and effect.

         9. Agreement in Full Force and Effect. Except as amended hereby, all of the terms and provisions of the Agreement shall remain in full force and effect.

         10. Facsimile Transmissions. Signed copies of this Amendment transmitted via facsimile shall be deemed original provided each party shall be obligated to send original executed copies of this Amendment to the other party within three (3) days from the date hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

                              SELLER:

                              THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                              UNITED STATES, a New York corporation


                              By:
                                  ------------------------------------
                              Name:
                                   -----------------------------------

                              Title:
                                   -----------------------------------



                              EML ASSOCIATES, a New York general partnership


                              By:  ML/EQ REAL ESTATE PORTFOLIO, LP,
                                   its Managing Venturer

                              By:  EREIM Managers Corp.,
                                   its Managing General Partner



                                   By:
                                       -------------------------------
                                   Name:
                                         -----------------------------
                                   Title:
                                         -----------------------------

                            PURCHASER:

                            TALISMAN BROOKDALE, LLC, a Delaware limited liability company


                            By:    BZA Brookdale Mall Corp, a managing
                                   member

                                 By:
                                         ----------------------------------
                                 Name:
                                         ----------------------------------
                                 Title:
                                         ----------------------------------


                            By:    CS Brookdale Realty Corp., a managing
                                   member

                                   By:
                                         ----------------------------------
                                   Name:
                                         ----------------------------------
                                   Title:
                                         ----------------------------------